                                                             EXHIBIT 23(ii)

                        CONSENT OF INDEPENDENT AUDITORS

        MONSANTO COMPANY:

          We consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-61107, 2-76696, 2-90152, 33-13197, 33-21030, 33-39704,
        33-39705, 33-39706, 33-39707 and 33-49717) and on Form S-3 (No.
        33-46845) of our opinions dated February 25, 1994, appearing in and incorporated by reference in this annual report on Form 10-K of Monsanto Company for the year ended December 31, 1993.


                                                    DELOITTE & TOUCHE
                                                    DELOITTE & TOUCHE

        Saint Louis, Missouri
        March 15, 1994

                               -----------------

                           CONSENT OF COMPANY COUNSEL

          I hereby consent to the reference to Company counsel in the "Commitments and Contingencies" note to the financial statements in the Company's 1993 Annual Report to shareowners and incorporated in the Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-61107, 2-76696, 2-90152, 33-13197,
        33-21030, 33-39704, 33-39705, 33-39706, 33-39707 and 33-49717)
        and on Form S-3 (No. 33-46845). In giving this consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       RICHARD W. DUESENBERG
                                       RICHARD W. DUESENBERG
                                       General Counsel
                                       Monsanto Company

        Saint Louis, Missouri
        March 15, 1994

                                       30